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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of SatCon Technology Corporation, dated as of January 15, 2002, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:  January 15, 2002             BROWN SIMPSON PARTNERS I, LTD.



                                    By:      /s/ PETER D. GREENE
                                             -----------------------------------
                                             Name:    Peter D. Greene
                                             Title:   Attorney-in-Fact


Date:  January 15, 2002             BROWN SIMPSON ASSET MANAGEMENT, LLC


                                    By:      /s/ PETER D. GREENE
                                             -----------------------------------
                                             Name:    Peter D. Greene
                                             Title:   Managing Principal